Oppenheimer International Growth Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution   Amount From         Amount From
Reinvestment   Investment          Long or Short-Term  Reinvestment
(Ex)Date       Income         Capital Gains       Price
Class A Shares
 No distribution for 1996



Class B Shares
 No distribution for 1996



Class C Shares
 No distribution for 1996


2.  Cumulative Total Returns for the Periods Ended 11/30/96:


   The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

 Inception

 $1,106.50 - $1,000
 ------------------  = 10.65%
       $1,000



Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

 Inception

 $1,115.00 - $1,000
 ------------------  = 11.50%
       $1,000


Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

 Inception

 $1,156.00 - $1,000
 ------------------  = 15.60%
       $1,000

2.  Cumulative Total Returns for the Periods Ended 11/30/96
(Continued):


Examples at NAV:

Class A Shares

 Inception

 $1,174.00 - $1,000
 ------------------  = 17.40%
       $1,000



Class B Shares

 Inception

 $1,165.00 - $1,000
 ------------------  = 16.50%
       $1,000



Class C Shares

 Inception

 $1,166.00 - $1,000
 ------------------  = 16.60%
       $1,000